Exhibit 10.1

August 28, 2015

Mr. Brian K. Hutchison

President & Chief Executive Officer

RTI Surgical, Inc.

11621 Research Circle

Alachua FL 32615

Dear Mr. Hutchison:

Your Executive Transition Agreement with RTI Surgical, Inc., dated August 29, 2012, is about to expire. This letter will memorialize our agreement that your Executive Transition Agreement is hereby extended through December 31, 2015, and its terms and conditions shall otherwise be unchanged. If the above reflects your understanding, please execute a copy of this letter in the place indicated below and return it to me.

Very truly yours,

RTI SURGICAL, INC.

By:	/s/ Thomas F. Rose
Thomas F. Rose
Corporate Secretary

Agreed by:

/s/ Brian K. Hutchison
Brian K. Hutchison
President & Chief Executive Officer